EXHIBIT 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of PAVILION ENERGY RESOURCES INC. (the “Company”) on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PAVILION ENERGY RESOURCES INC.

Dated:	July 22, 2010	By:	/s/	Peter J. Sterling
			Name:	Peter J. Sterling
			Title:	Chief Executive Officer
(Principal Executive Officer)

Dated:	July 22, 2010	By:	/s/	Peter J. Sterling
			Name:	Peter J. Sterling
			Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to of Pavilion Energy Resources, Inc and will be retained by of Pavilion Energy Resources, Inc and furnished to the Securities and Exchange Commission or its staff upon request.